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                                                                Exhibit 99(p)(1)

                            THE MUNDER FUNDS TRUST
                            THE MUNDER FUNDS, INC.
                             ST. CLAIR FUNDS, INC.

                   FIFTH AMENDED AND RESTATED CODE OF ETHICS


I.   Introduction
     ------------

     A.   General Principles
          ------------------

          This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of The Munder Funds Trust (the "Trust"), The Munder Funds, Inc. (the "Company") and St. Clair Funds, Inc. ("St. Clair") (each, a "Fund", collectively the "Funds") and is designed to
          (i) govern the personal securities activities of Covered Persons; (ii) prevent Covered Persons from engaging in fraud; and (iii) require the Funds to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of the Fund's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     B.   Applicability
          -------------

          1.   For purposes of this Code, "Covered Persons" shall mean any:

               a. Officer or employee of a Fund or of the investment adviser or sub-adviser (or any company in a control relationship to a Fund or to the investment adviser or sub-adviser) who, in connection with his or her regular duties, makes, participates in or obtains information regarding the purchase or sale of securities by a Fund or whose functions relate to the making of any recommendation to a Fund regarding the purchase or sale of securities (an "Advisory Person"), including the person or persons with the direct responsibility and authority to make investment decisions affecting a Fund (the "Portfolio Manager");

               b. Natural person in a control relationship to a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security;

               c.   Trustee/director of a Fund; and

               d.   Person designated by the Compliance Officer.

          2. For purposes of this Code, a "Covered Person" does not include any person who is subject to securities transaction reporting requirements of a code of ethics
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               adopted by a Fund's administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and Section 15(f) of the Securities Exchange Act of 1934, as applicable.

          3. For purposes of this Code, a person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Covered Person.

          4. For purposes of this Code, a "non-interested trustee/director" shall include each trustee/director of a Fund who is not also a director, trustee, officer, partner or employee or controlling person of a Fund's investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

          5. A security is "held or to be acquired" if within the most recent 15 days it (a) is or has been held by a Fund, or (b) is being or has been considered by the Fund or its investment adviser for purchase by a Fund. A purchase or sale includes the writing or purchasing of an option to purchase or sell a security. It also includes any security convertible into or exchangeable for a security.

          6. To the extent this Code conflicts with any code of ethics or other code or policy to which a Covered Person is also subject, this Code shall control; except that if the other code of ethics is more restrictive than this Code, such other code of ethics shall control.

II.  Restrictions on Activities
     --------------------------

     A.   Blackout Periods
          ----------------

          1. No Covered Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) (a) on a day during which a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (b) when the "Designated Supervisory Person", a supervisory person designated by a Fund or, in the case of a person employed by the Fund's investment adviser, by such investment adviser, has been advised by the Fund's investment adviser that the same security is being considered for purchase or sale for any portfolio of the Fund; and

          2. No Portfolio Manager of a portfolio of the Fund shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership as defined in Attachment A to this Code within seven (7) calendar days before or after the Fund trades in that security.

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     B.   Interested Transactions
          -----------------------

          No Covered Person shall recommend any securities transactions by a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          1. any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of any securities of such issuer;

          2.   any contemplated transaction by such person in such securities;

          3.   any position with such issuer or its affiliates; and

          4. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

     C.   Initial Public Offering and Limited Offering
          --------------------------------------------

          No Advisory Person shall acquire directly or indirectly any securities in an initial public offering for his or her personal account except initial public offerings of open-end investment companies.

          No Advisory Person shall acquire directly or indirectly securities in a "limited offering" except after receiving pre-clearance, as specified in Section IV. A hereof. In all such instances, the Advisory Person shall provide the Designated Supervisory Person (as hereinafter defined) with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of a Fund). The Designated Supervisory Person may not approve any such transaction unless, after consultation with other investment advisory personnel of a Fund, he or she determines that the Fund has no foreseeable interest in purchasing such securities. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder.


     D.   Short-Term Trading Profits
          --------------------------

          No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 30 calendar days. Subject to Section VI below, any profit so realized shall, unless the Fund's Board approves otherwise, be paid over to the Fund or to a charitable organization of the Fund's choosing.

     E.   Gifts
          -----

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Funds.

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     F.   Service as a Director
          ---------------------

          No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization from a committee comprised of the Designated Supervisory Person, the President and a Vice President of a Fund's investment adviser (the "Compliance Committee") based upon a determination that such board service would be consistent with the interests of the Fund and its shareholders.

          In instances in which such service is authorized by the Compliance Committee, the Advisory Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the Compliance Committee.

     G. The limitations and restrictions specified in subsections C through F of this Section II may only be modified by the Compliance Officer on a case by case basis. Each such modification shall be documented in writing by the Compliance Officer, including in particular the basis for the modification.

III. Exempt Transactions
     -------------------

     A. For purposes of this Code, the term "security" shall not include the following:

          1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;
          2.   bankers' acceptances;
          3.   bank certificates of deposit;
          4. commercial paper and high quality short term debt instruments (including repurchase agreements); and
          5.   shares of registered open-end investment companies.

     B. The prohibitions described in paragraphs (A) and (D) of Article II shall not apply to:

          1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          2. Purchases or sales that are non-volitional on the part of the Covered Person or a Fund;

          3. Purchases that are part of an automatic dividend reinvestment plan;

          4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                      --- ----
               the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

          5. Purchases or sales that are considered by the Designated Supervisory Person to have, at most, a remote potential to harm the Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because, for example, such purchases or sales are clearly not related economically to the

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               securities held, purchased or sold by a Fund. All such purchases and sales require pre-approval by the Designated Supervisory Person.

IV.  Compliance Procedures
     ---------------------

     A.   Pre-clearance
          -------------

          1. Pre-clearance by Covered Persons of all personal securities transactions is required, except for exempt transactions specified in Section III A and III B 1 through 4.

          2. A written authorization for each personal security transaction will be prepared and retained by the Designated Supervisory Person to memorialize any authorization that was granted.

          3. Pre-clearance approval under paragraph (1) above will expire at the close of business on the trading day on which authorization is received, and the Covered Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires.

          4. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code. All personal securities transactions are subject to review by the Designated Compliance Person in connection with the quarterly reporting process described below.

     B.   Quarterly Reporting
          -------------------

          1. Every Covered Person must, on a quarterly basis, report certain information about each transaction by which the Covered Person acquires any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of a security, including transactions in securities accounts held by any broker, dealer or bank for the benefit of a Covered Person, provided, however, that
                                                         --------  -------
               a Covered Person shall not be required to make a report with respect to any exempt transaction specified in Section III A and III B 1 through 4 or which would duplicate information reported to the Fund pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended.

          2. A Covered Person must submit the report required by this Article IV to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

               a. The date of the transaction, the title, the interest rate and the maturity date, if applicable, the number of shares, and the principal amount of each security involved;

               b. The nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

               c.   The price at which the transaction was effected;

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               d.   The name of the broker, dealer or bank with or through whom the transaction was effected; and

               e.   The date that the report is submitted by the Covered Person

          3. With respect to any account established by the Covered Person in which any securities were held during the prior calendar quarter for the direct or indirect beneficial ownership interest of the Covered Person, the following information must be provided in a report submitted by the Covered Person:

               a. The name of the broker, dealer or bank with whom the Covered Person established the account;

               b.   The date the account was established; and

               c.   The date that the report is submitted by the Covered Person.

          4. The Designated Supervisory Person shall review quarterly reports received and as appropriate compare the reports with the written pre-clearance authorization provided.

          5.   Any report submitted to comply with the requirements of this
               Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership (as defined in Attachment A to this Code) in the securities to which the report relates.

          6. Each Covered Person shall provide or ensure that duplicate copies of supporting documentation (e.g., brokerage statements, confirmations or similar documents) of all personal securities transactions required to be reported hereunder are provided to the Designated Supervisory Person.

     C.   Disclosure of Personal Holdings
          -------------------------------

          1. No later than 10 days after becoming a Covered Person and no more than 30 days after the end of each calendar year, each Covered Person shall be required to submit a report with respect to each security, other than securities exempted from this Code in accordance with Section III hereof, in which such Covered Person had any direct or indirect beneficial ownership at such time. Each report shall include the following information:

               a. The title, number of shares and principal amount of each security;

               b. The name of each broker, dealer or bank with whom the Covered Person maintained an account in which such securities were held; and

               c.   The date that the report is submitted by the Covered Person.

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          2.   A non-interested trustee/director, as defined below, who would be required to make a report solely by reason of being a trustee/director need not make an initial holdings report or annual holdings report.

          3. Covered Persons shall provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

     D.   Non-Interested Trustees/Directors
          ---------------------------------

          Any person who is a Covered Person with respect to a Fund by virtue of being a trustee/director of a Fund, but who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of a Fund (a "non-interested trustee/director"), shall be required to comply with paragraphs A. and B. above with respect to a personal securities transaction only if such non-interested trustee/director, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee/director of a Fund should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Fund or was being considered for purchase or sale by a Fund or its investment adviser.

     E.   Certification of Compliance
          ---------------------------

          1. Each Covered Person is required to certify annually that he or she has read and understood the Trust's Code and recognizes that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.
               A form of certification is attached to this Code as Attachment B.

          2. Before approving this Code for the Funds, the Funds' Board must receive a certification from the Funds that it has adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

     F.   Reports to the Boards of Trustees/Directors by the Designated
          -------------------------------------------------------------
          Supervisory Person
          ------------------

          1.   Annual Reports. The Designated Supervisory Person shall prepare
               ---------------
          an annual report for the Board of each Fund for the investment adviser and any sub-adviser. At a minimum, the report shall: summarize the existing Code procedures concerning personal investing and any changes in the procedures made during the year; describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the Procedures, and sanctions imposed in response to the material violations; certify to the Boards that the Funds have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code; and identify any recommended changes in existing restrictions or procedures.

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          2.   Quarterly Reports. At each quarterly meeting of the Funds'
               ------------------
          Boards, the investment adviser or any sub-adviser of a Fund shall report to the Boards concerning:

               a. Any transaction that appears to evidence a possible violation of this Code;

               b. Apparent violations of the reporting requirements of this Code;

               c. Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund's investment adviser, sub-adviser or principal underwriter; and

               d. Any significant remedial action taken in response to such violations described in paragraph c. above.

     G.   Maintenance of Reports
          ----------------------

          The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.

V.   General Policy
     --------------

     It shall be a violation of this Code for any Covered Person or principal underwriter for any Fund, or any affiliated person of an investment adviser or sub-adviser to or the principal underwriter of any Fund in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by any Fund to:

          1.   employ any device, scheme or artifice to defraud a Fund;

          2. make to a Fund any untrue statement of a material fact or to omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a Fund; or

          4.   engage in any manipulative practice with respect to a Fund.

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VI.   Sanctions
      ---------

      Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Covered Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, letter of censure, suspension or termination of employment. Any significant sanction imposed shall be reported to the Funds' Boards in accordance with Section IV.F. above. Notwithstanding the above, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code. A written memorandum for any such finding shall be filed with reports made pursuant to this Code.

VII.  Investment Adviser and Principal Underwriter Codes
      --------------------------------------------------

      Each Fund's investment adviser, sub-adviser and principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Fund's administrator and counsel to the Funds copies of such codes and all future amendments and modifications thereto. The Funds' Boards, including a majority of non-interested trustees/directors of the Boards, must approve the Funds' Code and the code of any investment adviser, sub-adviser or principal underwriter of a Fund.

VIII. Recordkeeping
      -------------

      This Code, the codes of the investment adviser, sub-adviser and principal underwriter, a copy of each report by a Covered Person, any written report by the investment adviser, sub-adviser or principal underwriter and lists of all persons required to make reports shall be preserved with the Fund's records for the period required by Rule 17j-1.

IX.   Confidentiality
      ---------------

      All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

X.    Other Laws, Rule and Statements of Policy
      -----------------------------------------

      Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a Fund. No

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      exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1.

XI.   Further Information
      -------------------

      If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.

Dated:  February 14, 2000.

As modified on August 6, 1996, May 6, 1997, February 22, 1999, August 3, 1999 and February 14, 2000.

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                                  Attachment A
                                  ------------

     The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio
                  ---
securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                       11
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                                  Attachment B
                                  ------------

                            The Munder Funds Trust
                            The Munder Funds, Inc.
                             St. Clair Funds, Inc.

                              Annual Certificate

     Pursuant to the requirements of the Amended and Restated Code of Ethics of The Munder Funds Trust, The Munder Funds, Inc. and St. Clair Funds, Inc. (the "Amended and Restated Code of Ethics"), the undersigned hereby certifies as follows:

     1.   I have read the Amended and Restated Code of Ethics.

     2. I understand the Amended and Restated Code of Ethics and acknowledge that I am subject to it.

     3. Since the date of the last Annual Certificate (if any) given pursuant to the Amended and Restated Code of Ethics, I have reported all personal securities transactions and holdings required to be reported under the requirement of the Amended and Restated Code of Ethics.

Date:                                        _____________________________
                                             Signature


                                             _____________________________
                                             Print Name

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